Legal Counsel.
DINSMORE & SHOHL LLP
611 Third Avenue
Huntington, WV 25701
www.dinsmore.com

EXHIBIT 5.1

October 15, 2015

Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, WV 25702

RE:            Form S-4 Registration Statement

Gentlemen:

This opinion is rendered in connection with the Form S-4 Registration Statement (the “Registration Statement”) which has been filed by Premier Financial Bancorp, Inc. (the “Registrant”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), with respect to the proposed offering and sale of 1,436,601 shares of common stock of the Registrant, no par value (the “Stock”) issuable in connection with the proposed merger of First National Bankshares Corporation, a West Virginia banking corporation, with its principal office and place of business located in Ronceverte, West Virginia, and First National Acquisition, Inc., a West Virginia corporation, with its principal place of business located in Huntington, West Virginia (the “Interim Company”), the Interim Company being a wholly-owned subsidiary of the Registrant, pursuant to the Agreement of Merger dated as of July 6, 2015, and the related merger documents dated as indicated in the Registration Statement, all of which are included in the Registration Statement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Articles of Incorporation of the Registrant in effect as of the date hereof; (b) the By-Laws of the Registrant in effect as of the date hereof; (c) resolutions adopted by the Board of Directors of the Registrant on July 2, 2015; (d) the Registration Statement; and (e) the Agreement of Merger dated July 6, 2015.  In addition, we have relied, with respect to certain factual matters, on oral and written representations and statements of the Registrant and documents furnished to us by the Registrant.  We have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

We have relied solely upon the examinations and inquiries recited herein and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any fact and no inference as to our knowledge of any fact should be drawn.

We are of the opinion that:

(1)	When the Registration Statement has become effective under the Act, the Stock, when issued as contemplated under the terms of such effective Registration Statement and in accordance with the terms and conditions of the Agreement of Merger, will be validly issued, fully paid and non-assessable; and

(2)	No personal liability for the liabilities of the Registrant attaches to the ownership of such Stock under the laws of the Commonwealth of Kentucky.

Members of our firm are admitted to the Bar of the State of West Virginia and the Commonwealth of Kentucky and we express no opinion as to the laws of any jurisdiction other than the laws of the State of West Virginia, the Commonwealth of Kentucky and the laws of the United States of America.  This opinion is based upon the applicable laws in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

DINSMORE & SHOHL LLP

/s/ Thomas J. Murray

Thomas J. Murray

TJM/cgd